EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 2, 2005, accompanying the consolidated financial statements included in the Annual Report of Contango Oil & Gas Company on Form 10-K for the year ended June 30, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Contango Oil & Gas Company on Forms S-3 (File No. 333-113042, effective March 18, 2004 and File No. 333-115901, effective June 15, 2004).

/s/ GRANT THORNTON LLP

Houston, Texas

September 2, 2005